EXHIBIT 10.9.11
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SEPARATION AND RELEASE AGREEMENT
     This Separation and Release Agreement (“Agreement”) is made by and between PAR PHARMACEUTICAL COMPANIES, INC., and PAR PHARMACEUTICAL, INC. (collectively referred to as “THE COMPANY”), and SCOTT L. TARRIFF (“EMPLOYEE”), a specified employee of THE COMPANY. The Effective Date of this Agreement shall be as set forth in Section 8 herein.
RECITALS
     A. For purposes of this Agreement, “THE COMPANY” means PAR PHARMACEUTICAL COMPANIES, INC., and PAR PHARMACEUTICAL, INC., and each and any of their parent and subsidiary corporations, affiliates, departments, divisions, and/or joint ventures.
     B. EMPLOYEE has been employed by THE COMPANY as President and Chief Executive Officer, Par Pharmaceutical Companies, Inc., and as President and Chief Executive Officer, Par Pharmaceutical, Inc.
     C. As a result of EMPLOYEE’s separation from THE COMPANY, and to fully and finally resolve all issues concerning EMPLOYEE’s employment relationship with THE COMPANY, and to reiterate certain terms contained in EMPLOYEE’s Employment Agreement dated February 9, 2004, THE COMPANY and EMPLOYEE have decided to enter into this Agreement.
     For and in consideration of the mutual promises and covenants in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
OPERATIVE PROVISIONS
          1. Separation of Employment. THE COMPANY and EMPLOYEE agree that EMPLOYEE shall separate from THE COMPANY effective at the end of business on October 31, 2006 (“Separation Date”), such separation of employment with THE COMPANY occurring pursuant to Section 3.2.5 of that certain Employment Agreement dated as of February 9, 2004 by and between the parties (“Employment Agreement”).
          2. Pay, Benefits and Stock Options Upon Separation.
               (a) Separation Pay. In accordance with the Employment Agreement EMPLOYEE is, on account of his separation from THE COMPANY, entitled to severance pay in the amount of one million two hundred eighty four thousand two hundred twenty eight dollars ($1,284,228.00), payable in six (6) equal installments beginning in the seventh (7th) month after

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the Separation Date and continuing for six (6) months thereafter. The aforementioned payments shall be subject to all appropriate federal and state withholding and employment taxes. EMPLOYEE hereby agrees that he is entitled to no other payment from COMPANY as the result of his separation or during the aforementioned period.
               (b) Benefits/Termination. In accordance with Section 3.3.5 of the Employment Agreement, on account of EMPLOYEE’s separation from THE COMPANY, THE COMPANY shall, for a two (2) year period from the Separation Date, maintain in effect for EMPLOYEE coverage under THE COMPANY’S life insurance, medical, health, accident, and disability plans and programs in which EMPLOYEE was entitled to participate immediately prior to the Separation; provided, that such benefits shall immediately terminate in the event EMPLOYEE becomes eligible for coverage by a subsequent employer prior to the expiration of the two (2) year period. Following the termination of the two (2) year period, if EMPLOYEE is not eligible for coverage under another employer’s benefit program, EMPLOYEE will have the opportunity to elect continuation coverage pursuant to COBRA and will thus be responsible for the execution of the COBRA continuation of coverage forms. All other benefits and allowances, except those in which EMPLOYEE has vested rights under the terms of an employee benefit plan, terminate as of the Separation Date. Notwithstanding the foregoing, THE COMPANY shall pay EMPLOYEE a one-time Executive Heath Care allowance in the amount of five thousand dollars ($5,000.00) within ten (10) days of execution of this Agreement.
(c) Stock Options.
i. The parties agree that as of September 16, 2003, EMPLOYEE was granted options for seven hundred ninety five thousand (795,000) shares of THE COMPANY’s common stock. In accordance with the Employment Agreement, these options shall be exercisable pursuant to their normal vesting schedules and at the exercise price related to the respective option grants. EMPLOYEE’S exercise of such options is governed by Section 3.3.6(a) of the Employment Agreement as well as the terms of the applicable plan, referenced in the Employment Agreement.
ii. The parties agree that since September 16, 2003 EMPLOYEE has been granted options for three hundred thirty thousand six hundred thirty three (330,633) shares of THE COMPANY’s common stock. Any such unvested options shall vest as of the Effective Date. EMPLOYEE shall have twenty-four (24) months from such date to exercise all options, at the exercise price related to the respective option grants, provided that the relevant stock option plan remains in effect and such options have not otherwise expired.
iii. The parties agree that EMPLOYEE has been granted forty seven thousand four hundred sixty one (47,461) shares of THE COMPANY’s restricted stock. Any unvested shares of restricted stock shall vest as of the date of EMPLOYEE’s execution of this Agreement.

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               (d) In accordance with the Employment Agreement, the payments and benefits contained in this Section 2 are contingent upon EMPLOYEE’s continued compliance with Section 4 and 5 of the Employment Agreement, as referenced in Sections 10 and 11 herein.
          3. Earned Salary.
               (a) Accrued Unused Leave. THE COMPANY shall, on the Separation Date, pay EMPLOYEE for his unused vacation and personal days, which THE COMPANY and EMPLOYEE agree total five hundred twenty four (524) hours.
               (b) EMPLOYEE acknowledges and agrees that he has been paid in full for all work performed, and is entitled to no further payments or bonuses from THE COMPANY whatsoever for services rendered or any other reason, except as set forth herein.
          4. Consideration.
               (a) No Disparagement. THE COMPANY agrees to refrain from any publication or any type of communication, oral or written, of a defamatory or disparaging statement pertaining to EMPLOYEE. Nothing in this Section shall be construed as prohibiting THE COMPANY from making any disclosures as required by law or statute, including the release of such information as is required to be disclosed by THE COMPANY in connection with any legal proceeding, filing with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, or as otherwise required by law.
               (b) Sufficiency of Consideration. No Admission of Liability. The parties agree that the consideration paid to EMPLOYEE is good and sufficient consideration for this Agreement, to the extent it imposes upon EMPLOYEE obligations in addition to those contained in the Employment Agreement. The parties further agree that these amounts are greater than what EMPLOYEE is entitled to receive under THE COMPANY’s policies, any other verbal or written agreement between the parties, including but not limited to the Employment Agreement, and applicable law. EMPLOYEE acknowledges that neither this Agreement, nor payment of any consideration pursuant to this Agreement, shall be taken or construed to be an admission or concession of any kind with respect to alleged liability or alleged wrongdoing by THE COMPANY.
          5. Indemnification and Advancement of Expenses. THE COMPANY acknowledges that it will comply with the indemnification and advancement of expenses covenants contained in Sections 5.1, 5.2, 5.3 and 5.4 of THE COMPANY’s Bylaws and that EMPLOYEE does not waive his rights to such indemnification.
          6. General Release and Waiver of Claims. Solely in connection with EMPLOYEE’s employment relationship with THE COMPANY and in accordance with Section 3.3 of the Employment Agreement, and in consideration of the additional promises and covenants made by THE COMPANY in this Agreement, EMPLOYEE hereby knowingly and voluntarily compromises, settles and releases THE COMPANY from any and all past, present, or

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future claims, demands, obligations, or causes of action, whether based on tort, contract, statutory or other theories of recovery for anything that has occurred up to and including the date of EMPLOYEE’s execution of this Agreement. The released claims include those EMPLOYEE may have or has against THE COMPANY, or which may later accrue to or be acquired by EMPLOYEE against THE COMPANY and its predecessors, successors in interest, assigns, parent and subsidiary organizations, affiliates, and partners, and its past, present, and future officers, directors, shareholders, agents, and employees, and their heirs and assigns. EMPLOYEE specifically agrees to release and waive all claims for wrongful termination and any claim for retaliation or discrimination in employment under federal or state law or regulation including, but not limited to, discrimination based on age, sex, race, disability, handicap, national origin or any claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers’ Benefits Protection Act (ADEA), the Americans with Disabilities Act of 1990 (ADA), the New Jersey Law Against Discrimination (LAD), the Consolidated Omnibus Budget Reconciliation Act (COBRA), the Employee Retirement Income Security Act (ERISA), the Immigration Reform and Control Act (IRCA), the Fair Labor Standards Act (FLSA), the Conscientious Employee Protection Act (CEPA), the Family Medical Leave Act (FMLA), the New Jersey Family Leave Act (NJFLA) and the New Jersey wage and hour law. The release of claims agreed to herein specifically excludes (i) any claims relating to a breach of this Agreement, and (ii) any counterclaims that are not based on allegations regarding EMPLOYEE’s employment by THE COMPANY or separation from THE COMPANY that EMPLOYEE might assert if THE COMPANY were to sue EMPLOYEE.
          7. Covenant Not to Sue.
               (a) Each party represents and agrees that such party has not filed any lawsuits or arbitrations against the other party, or filed or caused to be filed any charges or complaints against the other party with any municipal, state or federal agency charged with the enforcement of any law or any self-regulatory organization.
               (b) THE COMPANY represents that it is currently not aware of any basis for any cause of action against EMPLOYEE relative to any matter that involved THE COMPANY and that occurred up to and including the date of THE COMPANY’s execution of this Agreement, except for those which have already been asserted in the pending shareholder litigation.
               (c) EMPLOYEE agrees, consistent with the EEOC Enforcement Guidance or Non-Waivable Employee Rights Under EEOC-Enforced Statutes dated April 11, 1997, and to the fullest extent permitted by laws, not to sue or file a charge, complaint, grievance or demand for arbitration against THE COMPANY in any claim, arbitration, suit, action, investigation or other proceeding of any kind which relates to any matter that involved THE COMPANY, and that occurred up to and including the date of EMPLOYEE’s execution of this Agreement, other than those non-employment-related counterclaims that EMPLOYEE might assert against THE COMPANY if THE COMPANY were to sue EMPLOYEE, and unless required to do so by court order, subpoena or other directive by a court, administrative agency,

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arbitration panel or legislative body, or unless required to enforce this Agreement. Nothing in this Agreement shall prevent EMPLOYEE from (i) commencing an action or proceeding to enforce this Agreement, or (ii) exercising EMPLOYEE’s right under the Older Workers Benefit Protection Act of 1990 to challenge the validity of EMPLOYEE’s waiver of ADEA claims set forth in this Agreement.
          8. Consideration and Revocation Periods: Effective Date. EMPLOYEE also understands and acknowledges that the ADEA requires THE COMPANY to provide EMPLOYEE with at least twenty one (21) calendar days to consider this Agreement (“Consideration Period”) prior to its execution. EMPLOYEE also understands that he is entitled to revoke this Agreement at any time during the seven (7) days following EMPLOYEE’s execution of this Agreement (“Revocation Period”) by notifying THE COMPANY in writing of his revocation. This Agreement shall become effective on the day after the seven-day Revocation Period has expired unless timely notice of EMPLOYEE’s revocation has been delivered to THE COMPANY (the “Effective Date”).
          9. Return of Company Property. On his Separation Date, and in accordance with Section 5.2 of the Employment Agreement, EMPLOYEE agrees forthwith to deliver to THE COMPANY all of THE COMPANY’s property in his possession or under his custody and control, including but not limited to all keys, and tangible items, notebooks, documents, records and other data relating to research or experiments conducted by any person relating to the products, formulas, formulations, processes or methods of manufacture of THE COMPANY, and to its customers and pricing of products.
          10. Confidential Information. EMPLOYEE acknowledges that during EMPLOYEE’s employment with THE COMPANY, EMPLOYEE has had access to Confidential Information (as defined in Section 4.1 - 4.4 of the Employment Agreement). In accordance with the covenants contained in Sections 4.1 and 4.2 of the Employment Agreement, EMPLOYEE shall not at any time (other than as may be required in connection with the performance by him of any remaining duties or obligations under the Employment Agreement), directly or indirectly, use, communicate, disclose or disseminate any Confidential Information in any manner whatsoever (except as may be required under legal process by subpoena or other court order).
          11. Covenants Not to Solicit. As EMPLOYEE acknowledged in Sections 4.8 and 4.9 of the Employment Agreement, EMPLOYEE shall be restricted in regard to his post-employment business undertakings.
               (a) Covenant Not To Solicit Suppliers and Others. EMPLOYEE shall not, for a period of one (1) year following September 28, 2006, the date on which THE COMPANY provided him with notice of termination pursuant to the Employment Agreement, directly or indirectly solicit or divert (or seek to divert) or entice away, for the benefit of EMPLOYEE or any other person or entity, or cause (or attempt to cause) or persuade in any manner to cease doing business with THE COMPANY or reduce its level of business with THE COMPANY, any Third Party Relationship, client, supplier, vendor, contractor, business partner, licensee, licensor, agent or investor, or supplier of source materials or finished goods, product

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lines or research, who was doing business with THE COMPANY at any time within twelve (12) months prior to the Separation Date, or who was actively engaged in discussions in contemplation of any such business relationship during such period. During the above-referenced one year period, EMPLOYEE may not accept business from any of the above persons or entities where doing so would have the effect of diverting THE COMPANY’s existing business or would have the effect of reducing its existing level of business with such entities.
               (b) Covenant Not To Hire or Solicit Employees. In accordance with Section 4.9 of the Employment Agreement, except with the express written permission of THE COMPANY, EMPLOYEE shall not, for a period of two (2) years following the Separation Date, directly or indirectly hire, retain or engage, or offer to hire, retain or engage, or solicit for employment or other retention or engagement of services, or otherwise induce to leave THE COMPANY, for the benefit of EMPLOYEE or any other person or entity, any employee or consultant who is then employed by or engaged by THE COMPANY or was so employed or engaged as of the Separation Date. This Section 11(b) shall not be construed as prohibiting EMPLOYEE from working with Michael Graves, former President of THE COMPANY’s Generic Products Division, during the two-year period specified herein.
               (c) The restrictive covenant contained in Section 11(a) of this Agreement and Section 4.8 of the Employment Agreement is understood by the parties to limit EMPLOYEE from only those activities that would have the effect of diverting THE COMPANY’s business, diverting THE COMPANY’s business opportunities with current business partners, or reducing THE COMPANY’s existing level of business with those entities referenced in the above Section 11(a). To the extent EMPLOYEE desires to sell products that do not divert THE COMPANY’s business, divert THE COMPANY’s business opportunities with current business partners, or reduce THE COMPANY’s existing level of business with those entities referenced in the above Section 11(a), he is specifically permitted to do so with existing Par customers, including pharmaceutical wholesalers or chains. *** But, even with regard to those entities, EMPLOYEE is not permitted to solicit business opportunities on products which THE COMPANY currently sells or develops. THE COMPANY hereby agrees to review, on a good faith basis, any potential revisions to the list of entities contained herein. THE COMPANY further agrees that consent to such potential revisions shall not be unreasonably withheld.
               (d) For avoidance of doubt, mere communication or socialization with THE COMPANY’s business partners shall not be construed as soliciting.
               (e) The restrictive covenants contained in this Section 11 shall not be interpreted to prevent EMPLOYEE from utilizing non-pharmaceutical-product-based business service providers of THE COMPANY, such as attorneys, accountants, and consultants (e.g., Lachman); provided, that nothing in this agreement shall operate as a waiver by THE

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COMPANY of any conflict or confidentiality obligations of such business service provider to THE COMPANY. THE COMPANY hereby agrees to review, on a good faith basis, any potential revisions to the business provider service list contained herein.
          12. Confidentiality. EMPLOYEE agrees to keep both the existence and the terms of this Agreement completely confidential, except that EMPLOYEE may discuss this Agreement with EMPLOYEE’s attorney, accountant, or other professional person who may assist EMPLOYEE in evaluating, reviewing, or negotiating this Agreement, and as otherwise permitted or required under applicable law. EMPLOYEE understands and agrees that his disclosure of the terms of this Agreement contrary to the terms set forth herein will constitute a breach of this Agreement.
          13. No Disparagement. EMPLOYEE agrees to refrain from any publication or any type of communication, oral or written, of a defamatory or disparaging statement pertaining to THE COMPANY, its past, present and future officers, agents, directors, supervisors, employees or representatives. Nothing in this Section shall be construed as prohibiting EMPLOYEE from making any disclosures as required by law or statute, including the release of such information as is required to be disclosed by EMPLOYEE in connection with any legal proceeding, or as otherwise required by law.
          14. Technology, Products and Inventions. EMPLOYEE shall comply with Sections 4.3 and 4.14 of the Employment Agreement with regard to Intellectual Property, research and development, and the like, as well as copyright and property rights thereto.
          15. Disclosure of Information. EMPLOYEE represents and warrants that he is not aware of any material non-public information concerning THE COMPANY, its business or its affiliates that he has not disclosed to the Board of Directors of THE COMPANY prior to the date of this Agreement or that is required to be disclosed by THE COMPANY in its filings under the Securities Exchange Act of 1934 with the Securities and Exchange Commission (“SEC”) and that has not been so disclosed.
          16. Cooperation. In accordance with Section 5.1 of the Employment Agreement, EMPLOYEE hereby agrees that:
               (a) EMPLOYEE will make himself reasonably available to THE COMPANY either by telephone or, if THE COMPANY believes necessary, in person upon reasonable notice, to assist THE COMPANY in connection with any matter relating to services performed by him on behalf of THE COMPANY prior to the Separation Date.
               (b) EMPLOYEE further agrees that he will cooperate fully with THE COMPANY in relation to any investigation or hearing with the SEC or any other governmental agency, as well as in the defense or prosecution of any claims or actions now in existence, including but not limited to ongoing commercial litigation matters, shareholder derivative actions, and class action law suits, or which may be brought or threatened in the future against or on behalf of THE COMPANY, its directors, shareholders, officers, or employees.

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               (c) EMPLOYEE will cooperate in connection with such claims or actions referred to in Paragraph 15(b) above including, without limitation, his being available to meet with THE COMPANY to prepare for any proceeding (including depositions, fact-findings, arbitrations or trials), to provide affidavits, to assist with any audit, inspection, proceeding or other inquiry, and to act as a witness in connection with any litigation or other legal proceeding affecting THE COMPANY.
               (d) EMPLOYEE further agrees that should he be contacted (directly or indirectly) by any individual or any person representing an individual or entity that is or may be legally or competitively adverse to THE COMPANY in connection with any claims or legal proceedings, he will promptly notify THE COMPANY of that fact in writing, but in no event later than the next business day, or immediately if he already has been so contacted. Such notification shall include a reasonable description of the content of the communication with the legally or competitively adverse individual or entity.
               (e) In accordance with the Employment Agreement, THE COMPANY shall reimburse EMPLOYEE for any reasonable expenses incurred by EMPLOYEE in connection with the cooperation obligations set forth herein, including all legal fees of counsel selected by EMPLOYEE to represent him in any such proceeding. In addition to the payment of EMPLOYEE’s expenses, THE COMPANY shall pay the EMPLOYEE a reasonable per diem fee of two thousand three hundred and fifty dollars ($2,350.00) for each day for which THE COMPANY requests that EMPLOYEE provide such assistance, which shall be pro-rated as necessary for each partial day.
               (f) Notwithstanding the provisions herein, EMPLOYEE acknowledges that his cooperation obligation requires him to participate truthfully and accurately in all matters contemplated under Section 16.
          17. Injunctive Relief. EMPLOYEE acknowledges that his failure to abide by Sections 10 and 11 of this Agreement, and their counterparts in the Employment Agreement (as well as any other paragraph in the Employment Agreement which is the subject of Paragraph 5.3 therein), will result in immediate and irreparable damage to THE COMPANY and will entitle THE COMPANY to injunctive relief from a court having appropriate jurisdiction.
          18. Representation by Attorney. EMPLOYEE acknowledges that he has been given the opportunity to be represented by independent counsel in reviewing this Agreement, and that EMPLOYEE understands the provisions of this Agreement and knowingly and voluntarily agrees to be bound by them.
          19. No Reliance Upon Representations. EMPLOYEE hereby represents and acknowledges that in executing this Agreement, EMPLOYEE does not rely and has not relied upon any representation or statement made by THE COMPANY or by any of THE COMPANY’s past or present agents, representatives, employees or attorneys with regard to the subject matter, basis or effect of this Agreement other than as set forth in this Agreement.

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          20. Tax Advice.
               (a) THE COMPANY makes no representations regarding the federal or state tax consequences of the payments or benefits referred to above and provided for herein, and shall not be responsible for any tax liability, interest or penalty including but not limited to those which may arise under Internal Revenue Service Code Section 409A, incurred by EMPLOYEE which in any way arises out of or is related to said payments or benefits. With the exception of the regular payroll deductions for federal and state withholding and employment taxes, EMPLOYEE agrees that it shall be his sole responsibility to pay any amount that may be due and owing as federal or state taxes, interest and penalties, including but not limited to those which may arise under Internal Revenue Service Code Section 409A, arising out of the payments or benefits provided for herein.
               (b) EMPLOYEE agrees and understands that he is not relying upon THE COMPANY or its counsel for any tax advice regarding the tax treatment of the payments made or benefits received pursuant to this Agreement, and EMPLOYEE agrees that he is responsible for determining the tax consequences of all such payments and benefits hereunder, including but not limited to those which may arise under Internal Revenue Service Code Section 409A, and for paying taxes, if any, that he may owe with respect to such payments or benefits.
               (c) EMPLOYEE further agrees to (i) hold harmless THE COMPANY and its attorneys against, and indemnify THE COMPANY and its attorneys for, any and all losses and/or damages arising from claims by the Internal Revenue Service (“IRS”), or any other taxing authority or other governmental agency (whether federal, state or local), which may be made against THE COMPANY and its attorneys arising out of or relating to the payments or benefits hereunder and (ii) reimburse THE COMPANY and its attorneys for any resulting payment, including without limitation, all penalties and interest payable to the IRS, or any other taxing authority or governmental agency.
               (d) EMPLOYEE and THE COMPANY further agree that they and their attorneys will give mutual notice of any such claims. EMPLOYEE agrees that he will cooperate in the defense of such claim. In any action commenced against EMPLOYEE to enforce the provisions of this paragraph, THE COMPANY and its attorneys shall be entitled to recover their attorneys’ fees, costs, disbursements, and the like incurred in prosecuting the action.
          21. Employment Agreement. The parties acknowledge and agree that all pertinent terms of the Employment Agreement shall remain in full force and effect and are enforceable, to the extent any such terms therein survive or govern the period after the Term of that Employment Agreement. The event of revocation of this Separation and Release Agreement in accordance with Section 8 herein in no way affects the validity or enforceability of the Employment Agreement; and in the event of revocation, to the extent any pertinent terms of this Agreement reiterate or confirm the terms of the Employment Agreement, the Employment Agreement shall govern.

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          22. Entire Agreement. When read in conjunction with the Employment Agreement, this Agreement constitutes the entire Agreement between the parties relating to EMPLOYEE’s separation from and release of employment-related claims against THE COMPANY, and it shall not be modified except in writing signed by the party to be bound. In the event of any conflict between this Agreement and the Employment Agreement, this Agreement shall control.
          23. Severability. If a court finds any provision of this Agreement invalid or unenforceable as applied to any circumstance, the remainder of this Agreement and the application of such provision shall be interpreted so as best to effect the intent of the parties hereto. The parties further agree to replace any such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business, or other purposes of the void or unenforceable provision.
          24. Governing Law and Jurisdiction. Notwithstanding any provision of the Employment Agreement to the contrary, this Agreement shall be governed by the laws of the State of New Jersey and any claims hereunder shall be pursued in the state or federal courts located in the State of New Jersey.
          25. Survival of Terms. EMPLOYEE understands and agrees that the terms set out in this Agreement, including the confidentiality, non-compete and non-solicitation provisions, shall survive the signing of this Agreement and the receipt of benefits thereunder.
          26. Construction. The terms and language of this Agreement are the result of arm’s length negotiations between both parties hereto and their attorneys. Consequently, there shall be no presumption that any ambiguity in this Agreement should be resolved in favor of one party and against another. Any controversy concerning the construction of this Agreement shall be decided neutrally without regard to authorship.
          27. Copies. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original.
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     EMPLOYEE AGREES THAT: (1) HE HAS FULLY READ THIS AGREEMENT; (2) HE HAS TAKEN THE TIME NECESSARY TO REVIEW COMPLETELY AND FULLY UNDERSTAND THIS AGREEMENT; AND (3) HE FULLY UNDERSTANDS THIS AGREEMENT, ACCEPTS IT, AGREES TO IT, AND AGREES THAT IT IS FULLY BINDING UPON HIM FOR ALL PURPOSES.

EMPLOYEE
/s/ Scott L. Tarriff 12/25/2006
SCOTT L. TARRIFF

PAR PHARMACEUTICAL COMPANIES, INC.
/s/ Patrick LePore 1/4/07
By: Patrick LePore

PAR PHARMACEUTICAL, INC.
/s/ Patrick LePore 1/4/07
By: Patrick LePore